Exhibit (a)(5)


VocalTec Communications Ltd.

Employee's Name: ___________________________

                    FORM OF NOTICE OF CHANGE IN ELECTION

If you have elected to participate in the Offer to Exchange and submitted an Election Form and/or a Form of Notice of Change in Election, and you presently wish to make changes to your election as indicated in your previously submitted Form/s, this Notice will replace and supersede any and all Election Forms and Forms of Notice of Change in Election that you previously submitted.

If you elect to participate in the Offer to Exchange, the old options described in the table below will be tendered by you in exchange for new options. If we accept your tendered options for exchange we will cancel them when we accept your tender. Subject to all conditions of the Offer to Exchange you will receive new options, in the amount of 80% of the number of old options you tendered, on the applicable grant date.

If you elect not to participate in the Offer to Exchange, you will retain all your existing option grants, your old options will not be affected by this Offer to Exchange, and you will not receive any new options.

If you elect to partially participate in the Offer to Exchange, the old options described in the table below will be tendered by you in exchange for new options. If we accept your tendered options for exchange we will cancel them when we accept your tender. Subject to all conditions of the Offer to Exchange you will receive new options, in the amount of 80% of the number of old options you tendered, on the applicable grant date. You will retain your existing option grants for un-tendered old options, which will not be affected by this Offer to Exchange. You will not receive any new options in exchange for your un-tendered old options.

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                              Tendered Options
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Original Grant Date          No. of Old options     No. of Options to be
                                  granted                  cancelled
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Election
Please check one box below, sign and date where indicated, provide your home telephone number, and return this form to VocalTec's Human Resources Department. Also, please note that you do not need to include any option letters or other documents relating to the options that you are returning, if any. If your tendered options are accepted for exchange VocalTec will cancel such options electronically and update your option records accordingly. In addition, contingent, however, upon all terms and conditions of the Offer to Exchange, VocalTec will grant you new options, when and if applicable, and update your records accordingly.


[ ] I elect to participate in the Offer to Exchange.

[ ] I elect NOT to participate in the Offer to Exchange.

[ ] I elect to partially participate in the Offer to Exchange.


Consent

By signing this Form you agree that the number of options of VocalTec issued to you as identified in the table above, will be cancelled as of August 6, 2001 and that, subject to the conditions of the Offer to Exchange, new options to purchase shares of the Company will be issued to you on or prior to February 23, 2002. You agree that as of August 6, 2001, the old options specified in the table above will be cancelled and that the new options will be subject to the Company's stock option plan under which such new options will be issued.


Signature _____________________________     Date __________________________